Exhibit 99.1

STONEMOR PARTNERS L.P. COMPLETES C-CORPORATION CONVERSION

TREVOSE, PA –December 31, 2019 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) and StoneMor GP, LLC (“GP”) today announced the completion of the previously announced conversion of GP from a Delaware limited liability company into a Delaware corporation named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion) and the merger of a wholly owned subsidiary of GP with and into the Partnership, with the Partnership continuing as the surviving entity and a subsidiary of the Company (the “Merger”). At the effective time of the Merger, each Partnership common unit and preferred unit was converted into the right to receive one share of common stock, par value $0.01 per share of the Company (the “Company Shares”). Based on the Partnership common units and preferred units outstanding, the Company issued approximately 94.4 million Company Shares to Partnership unitholders in connection with the Merger.

The Company Shares will begin trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “STON” when the market opens on January 2, 2020. In addition, StoneMor Partners L.P.’s common units will no longer trade on the NYSE.

Effective upon the closing of the Merger, the current members of the GP Board joined the Board of Directors of the Company. Biographical information and Board committee composition details are available at www.StoneMor.com.

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About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 321 cemeteries and 89 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the anticipated timing of when Company Shares will begin trading on the NYSE are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict,” “focus,” “review,” “cash flow,” “confident,” “filed timely,” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to its substantial secured and unsecured indebtedness, its ability to refinance our secured indebtedness in the near term, uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt and resume paying distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K for the Year Ended December 31, 2018 and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

CONTACT:	Investor Relations
StoneMor Partners L.P.
(215) 826-4440

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